EXHIBIT 3.63
Extract of Resolution pursuant to section 249B of the Corporations Act
Date 16 June 2010

Company:	Whakatane Mill Australia Pty Limited ACN 143 793 659 (Company)

Sole Shareholder	Whakatane Mill Limited ARBN 143 246 557 (New Zealand company) (Shareholder)
The Shareholder:
(a)	certifies that it is the sole shareholder of the Company;

(b)	irrevocably and unconditionally consents to and approves the execution and delivery of and the performance of obligations under, each Accession Document and any document contemplated by an Accession Document, to which the Company is a party; and

(c)	resolves that the constitution of the Company be amended:
(i)	by inserting new Article 6.4 as follows:

Any security interest granted by the Shareholder which exists n elation o any share shall take priority over any lien the company may have (whether arising at law, in equity or otherwise) in respect of:
(a)	any amount due and unpaid in respect of the share which has been called or is payable at a fixed time;

(b)	any amounts which remain outstanding on loans made by the Company to acquire shares under an employee incentive scheme; or

(c)	any amounts that the Company may be called on by law to pay in respect of the share. ; and
(ii)	by inserting the following definition in Article 3.1:

Shareholder means a holder of one or more Shares.
DEFINITIONS
2007 Intercreditor Agreement means the intercreditor agreement dated 11 May 2007 (as amended and restated on 21 June 2007, 29 June 2007 and 5 November 2009) between, among others, Reynolds Group Holdings Limited (formerly Rank Group Holdings Limited), Beverage Packaging Holdings (Luxembourg) I S.A., Credit Suisse, AG and The Bank of New York Mellon.
2007 Senior Notes Indenture means the senior notes indenture dated 29 June 2007 between Beverage Packaging Holdings (Luxembourg) II S.A.,The Bank of New York Mellon, BNY Fund Services (Ireland) Limited and Credit Suisse.
2007 Senior Subordinated Notes Indenture means the senior subordinated notes indenture dated 29 June 2007 between Beverage Packaging Holdings (Luxembourg) II S.A.,The Bank of New York Mellon, BNY Fund Services (Ireland) Limited and Credit Suisse.

2009 Credit Agreement means the credit agreement dated 5 November 2009 as amended on 21 January 2010 and 4 May 2010, and as otherwise amended, restated, novated, supplemented or modified from time to time, between, among others, Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings Inc., Closure Systems International Holdings Inc., SIG Euro Holding AG & Co. KGaA, SIG Austria Holding GmbH, Closure Systems International B.V., Reynolds Group Holdings Limited and Credit Suisse AG.
2009 Notes Indenture means the indenture dated 5 November 2009 between, among others, Reynolds Group Issuer LLC, Reynolds Group Issuer Inc. and Reynolds Group Issuer (Luxembourg) S.A.,
2009 Registration Rights Agreement means the registration rights agreement dated 5 November 2009 between, among others, Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (Luxembourg) S.A. and Credit Suisse Securities (USA) LLC.
2010 Notes Indenture means the indenture dated 4 May 2010 between, among others, Reynolds Group Issuer LLC, Reynolds Group Issuer Inc. and Reynolds Group Issuer (Luxembourg) S.A.
2010 Registration Rights Agreement means the registration rights agreement dated 4 May 2010 between, among others, Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (Luxembourg) S.A., and Credit Suisse Securities (USA) LLC.
Accession Documents means each of:
(a)	an accession deed between the Company, Reynolds Group Holdings Limited, Beverage Packaging Holdings (Luxembourg) I S.A., Credit Suisse AG and The Bank of New York Mellon, as supplemental to the 2007 Intercreditor Agreement;

(b)	a supplemental indenture between the Company, Beverage Packaging Holdings (Luxembourg) II S.A. and The Bank of New York Mellon, as supplemental to the 2007 Senior Notes Indenture.

(c)	a supplemental indenture between the Company, Beverage Packaging Holdings (Luxembourg) II S.A. and The Bank of New York Mellon, as supplemental to the 2007 Senior Subordinated Notes Indenture.

(d)	a supplemental indenture between, among others, Reynolds Group Issuer Inc, Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A., the Company and The Bank of New York Mellon, as supplemental to the 2009 Notes Indenture.

(e)	a joinder granted by the Company in respect of the 2009 Registration Rights Agreement.

(f)	a joinder granted by the Company in respect of the 2010 Registration Rights Agreement.

(g)	a supplemental indenture between, among others, Beverage Packaging Holdings (Luxembourg) I S.A., the Company and The Bank of New York Mellon, as supplemental to the 2010 Notes Indenture.

(h)	a guarantor joinder between the Company and Credit Suisse AG, Cayman Islands Branch, in relation to the 2009 Credit Agreement and the First Lien Intercreditor Agreement.

(i)	a process agent appointment letter, as required by the 2007 Senior Notes Indenture.

(j)	a process agent appointment letter, as required by the 2007 Senior Subordinated Notes Indenture.

(k)	A process agent appointment letter, as required by the 2007 Intercredtior Agreement.

(l)	any other agreements, deeds or other documents referred to in, contemplated by or which are ancillary to the documents described in paragraph (a) to (k).

(m)	any other agreements, deeds or other documents which amend, vary, supplement or re-date the documents referred to in paragraphs (a) to (l).

(n)	any document, whether or not of the same kind as those listed above, which in the opinion of an Attorney is necessary or expedient for giving effect to the provisions of the above documents or the transactions contemplated by the above documents.
First Lien Intercreditor Agreement means the First Lien Intercreditor Agreement dated 5 November, 2009, among the Collateral Agent, The Bank of New York Mellon, Credit Suisse AG (formerly known as Credit Suisse) and the Loan Parties, as amended, novated, supplemented, restated or modified from time to time (including on 21 January, 2010 when Wilmington Trust (London) Limited was added as a collateral agent under the First Lien Intercreditor Agreement).

Constitution of
Whakatane Mill Australia
Pty Limited
ACN 143 793 659

Contents

1	Name of Company	1

2	Status of the Constitution	1
	2.1 Constitution of the Company	1
	2.2 Previous constitution superseded	1
	2.3 Transitional	1
	2.4 Replaceable Rules	1

3	Interpretation	1
	3.1 Definitions	1
	3.2 Interpretation	2

4	Member’s liability	2
	4.1 Liability to contribute	2
	4.2 Limited liability	3

5	Members	3

6	Shares	3
	6.1 Allotment and issue of Shares	3
	6.2 Transfer of Shares pursuant to a security interest	3
	6.3 Classes of Shares	3

7	General Meetings	4
	7.1 Quorum	4
	7.2 Written resolutions	4
	7.3 Minutes	4

8	Appointment and removal of Directors	4
	8.1 Number of Directors	4
	8.2 Appointment of Directors	5
	8.3 Removal of Director	5
	8.4 Cessation of Directorship	5
	8.5 Resignation of Directors	5

9	Powers and duties of Board	5

10	Negotiable instruments	6

11	Managing Director	6

12	Alternate Directors	6
	12.1 Appointment and terms of appointment	6
	12.2 No liability	7
	12.3 Remuneration of alternate	7
	12.4 Notice and attendance at Board meetings	7
	12.5 Voting of alternate	7
	12.6 Termination of appointment of alternate	7

page iv

	12.7 Cessation of appointment of alternate	7

13	Remuneration and reimbursement for expenses	8
	13.1 Remuneration of Director	8
	13.2 Reimbursement of expenses	8

14	Board and committee meetings	8
	14.1 Convening meetings	8
	14.2 Notice of meetings	8
	14.3 Omission to give notice	8
	14.4 Use of technology	9
	14.5 Quorum at meetings	9
	14.6 Chair of meetings	9
	14.7 Passing resolutions at meetings	9
	14.8 Casting vote	10
	14.9 Written resolutions	10
	14.10 Minutes of meetings	10

15	Director’s interests	10
	15.1 Declaration of interest	10
	15.2 Voting by interested Directors	10

16	Appointment of Secretary	11

17	Seal	11

18	Financial records	11
	18.1 Member’s access to financial records	11
	18.2 Directors’ access to financial records	11
	18.3 Access to financial records after ceasing to be a Director	11

19	Distributions	12
	19.1 Payment of dividends	12
	19.2 Provisions and reserves	12
	19.3 Deduction from dividends	12
	19.4 Unpaid Calls	12
	19.5 Determination of dividend	12
	19.6 Transfer of Assets	12
	19.7 Record Date	13
	19.8 Entitlement to dividends	13
	19.9 Capitalisation of profits	13

20	Notices	13
	20.1 General	13
	20.2 How to give a communication	14
	20.3 Communications by post or electronic means	14

21	Indemnity and insurance	14
	21.1 Indemnity	14

page iv

	21.2 Documenting indemnity	15
	21.3 Insurance	15

22	Winding up	15

page iv

1	Name of Company

The name of the company is Whakatane Mill Australia Pty Limited ACN 143 793 659

2	Status of the Constitution

2.1	Constitution of the Company

This is the constitution of the Company.

2.2	Previous constitution superseded

This Constitution supersedes the Company’s constitution taken to be the Company’s constitution in force immediately before the adoption of this Constitution

2.3	Transitional

Anything done under any previous constitution of the Company shall continue to have the same operation and effect after the adoption of this Constitution as if properly done under this Constitution.

2.4	Replaceable Rules

This Constitution displaces the Replaceable Rules, accordingly, none of the Replaceable Rules apply.

3	Interpretation

3.1	Definitions

In this Constitution:

Board means the Directors and alternates present at a meeting, duly convened as a Board meeting, at which a quorum is present.

Business Day means a day which is not a Saturday, Sunday or bank or public holiday in Sydney, New South Wales, Australia.

Company means Whakatane Mill Australia Pty Limited ACN 143 793 659

Constitution means the constitution for the time being of the Company as constituted by this document and any resolutions of the Company modifying this document.

Corporations Act means the Corporations Act 2001 (Cth).

Director means a person who is a director for the time being of the Company and Directors means more than one Director, and in relation to rules applying to meetings of the Board, including voting by Directors and material personal interests, references to Directors include alternates.

Managing Director means any person appointed for the time being as a managing director of the Company.

Member means a person who is, or who is registered as a member of the Company.

Register of Members means the register of Members maintained pursuant to the Corporations Act.

Replaceable Rules means the replaceable rules applicable to a proprietary limited company with share capital which rules are set out in the Corporations Act.

Seal means the common seal for the time being of the Company.

Secretary means any person appointed for the time being as, or to perform the functions of, secretary of the Company.

Share means any share in the share capital of the Company, and Shares means more than one Share.

3.2	Interpretation

In this Constitution:
(a)	the words “including”, “include” and “includes” are to be construed without limitation;

(b)	a reference to legislation is to be construed as a reference to that legislation, any subordinate legislation under it, and that legislation and subordinate legislation as amended, re-enacted or replaced for the time being;

(c)	headings are used for convenience only and are not intended to affect the interpretation of this Constitution; and

(d)	a word or expression defined in the Corporations Act and used, but not defined, in this Constitution has the same meaning given to it in the Corporations Act.
4	Member’s liability

4.1	Liability to contribute

Subject to this Constitution, each Member, and each person who was a Member during the year ending on the day of the commencement of the winding up of the Company, undertakes to contribute to the property of the Company for:
(a)	payment of debts and liabilities of the Company;

(b)	payment of the costs, charges and expenses of winding up; and

(c)	any adjustment of the rights of the contributories among Members.

4.2	Limited liability

The amount that each Member or any past Member is liable to contribute is limited to the amount unpaid on each partly paid Share of which that person is or was the registered holder.

5	Members

Number of Members
(a)	The Company must have at least one Member.

(b)	If there is only one Member, that Member may act as the sole Member of the Company.

(c)	The Company must have no more than 50 non-employee Members.
6	Shares

6.1	Allotment and issue of Shares

Subject to the Corporations Act and this Constitution, the Board may allot and issue Shares in the Company to any person on such terms and with such rights as the Board determines.

6.2	Transfer of Shares pursuant to a security interest

Notwithstanding anything in this Constitution or the Corporations Act, the Board:
(a)	must register any transfer of Shares presented to it; and

(b)	shall not refuse to register any transfer of Shares presented to it;
if, in either case, the transfer is pursuant to a security interest granted by the Shareholder of the shares.
6.3	Classes of Shares
(a)	This Article applies if at any time the share capital is divided into different classes of shares.

(b)	The rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied:
(i)	with the consent in writing of the holders of three-fourths of the issued shares of that class; or

(ii)	with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class.
(c)	The provisions of this Constitution relating to general meetings apply in so far as they are capable of application to every separate class except that any holder of shares of the class present may demand a poll.

(d)	The rights conferred on the holders of the shares of any class issued with preferred or other special rights shall not, unless otherwise provided by this Constitution, or by the terms of issue of the shares of that class, be taken to be varied, abrogated or otherwise affected by the creation or issue of further shares ranking equally with those shares.

(e)	The issue of any securities ranking in priority, or any conversion of existing securities to securities ranking in priority to an existing class of preference shares, is a variation or abrogation of the rights attaching to that existing class of preference shares.
7	General Meetings

7.1	Quorum
(a)	A quorum at a general meeting is two or more Members present in person or by proxy, attorney or body corporate representative. The quorum must be present at all times during the general meeting.

(b)	If at any time the Company has only one Member, then that Member present in person or by proxy, attorney or body corporate representative shall constitute a quorum.
7.2	Written resolutions

Members may pass a resolution without a general meeting being held if all the Members entitled to vote on the resolution sign a document containing a statement that they are in favour of the resolution set out in the document. For this purpose, signatures of the Members may be contained in more than one document.

7.3	Minutes
(a)	Within one month after each general meeting, the Directors must record or cause to be recorded in the minute book:
(i)	the proceedings and resolutions of each general meeting:

(ii)	any declarations at each general meeting; and

(iii)	all resolutions passed by Members without a general meeting.
(b)	The chair of the meeting, or the chair of the next meeting, must sign the minutes within one month after the general meeting.

(c)	The minute books must be kept at the registered office.
8	Appointment and removal of Directors

8.1	Number of Directors

The Company must have at least one Director. At least one Director must reside ordinarily in Australia.

8.2	Appointment of Directors
(a)	The Company may by resolution at a general meeting appoint a natural person as a Director.

(b)	The Directors may by resolution appoint a natural person as a Director.

(c)	An appointment of a person as a Director is not effective unless a signed consent to the appointment is provided by that person to the Company. The appointment of a person as a Director will take effect on the later of the date of appointment and the date on which the Company receives the signed consent.
8.3	Removal of Director
(a)	The Company may remove a Director by resolution at a general meeting.

(b)	On the removal of a Director, the Company may by resolution appoint another person as a Director instead.
8.4	Cessation of Directorship

A person ceases to be a Director and the office of Director is vacated if the person:
(a)	is removed from office as a Director by a resolution of the Company at a general meeting;

(b)	resigns as a Director in accordance with this Constitution;

(c)	is subject to assessment or treatment under any mental heath law and the Board resolves that the person should cease to be a Director;

(d)	dies; or

(e)	is disqualified from acting as a director under the Corporations Act.
8.5	Resignation of Directors

A Director may resign from the office of Director by giving notice of resignation to the Company at its registered office.

9	Powers and duties of Board
(a)	Subject to this Constitution and the Corporations Act, the activities of the Company are to be managed by, or under the direction of, the Board.

(b)	Subject to this Constitution and the Corporations Act, the Board may exercise all powers of the Company that are not required to be exercised by the Company in a general meeting.

(c)	The powers of the Board include the power to:
(i)	borrow or otherwise raise money;

(ii)	mortgage, charge (including in the form of a floating charge) any of the Company’s assets (both present and future); and

(iii)	issue debentures and other securities, and any instrument (including any bond).
(d)	The Board may delegate any of its powers to:
(i)	a Director;

(ii)	a committee of Directors;

(iii)	an employee of the Company; or

(iv)	any other person.
(e)	Any delegation must be recorded in the Company’s minute book.

(f)	The Directors may act in the best interests of the Company’s holding company.
10	Negotiable instruments

All negotiable instruments and all receipts for money paid to the Company must be signed, drawn, accepted, endorsed or otherwise executed in such manner as the Board may determine.
11	Managing Director
(a)	The Board may appoint one or more of the Directors to the office of Managing Director for such period, and on such terms (including as to remuneration), as the Board determines.

(b)	The Board may confer on a Managing Director any of the powers that the Board may exercise.

(c)	The Board may vary or revoke a conferral of any power on the Managing Director.

(d)	The Board may at any time vary or revoke an appointment of a Managing Director.

(e)	A person ceases to be a Managing Director if the person ceases to be a Director.
12	Alternate Directors

12.1	Appointment and terms of appointment
(a)	Any Director may appoint a natural person to act as the alternate of that Director and may specify the terms of the alternate’s appointment. The terms of that appointment may provide for the alternate to exercise some or all of the powers of that Director.

(b)	A person may be appointed as the alternate of more than one Director.

(c)	An alternate is not an agent of the Director appointing the alternate.

(d)	The Director appointing an alternate must give notice in writing to the Company of that appointment. If the notice does not detail the terms of the appointment, the alternate will have the power to exercise all of the powers of the Director. The appointment will continue until notice of termination of the appointment is received by the Company.

(e)	An appointment of a person as an alternate is not effective until a signed consent to the appointment is provided by that person to the Company. Accordingly, such an appointment will take effect on the later of the date of appointment and the date on which the Company receives the signed consent.

(f)	An alternate is not a agent of the Director appointing the alternate.
12.2	No liability

The Company is not responsible for ensuring that the terms of appointment of an alternate are complied with and accordingly, is not liable if those terms are not complied with.

12.3	Remuneration of alternate

An alternate is not entitled to receive any fee (or other remuneration) from the Company for services performed as an alternate.

12.4	Notice and attendance at Board meetings

If the notice appointing the alternate provides that the alternate is to receive notice of Board meetings, the Company must provide each alternate with notice. By notice to the Company, the Director who appointed an alternate may at any time require that the notice of Board meetings cease to be given to the alternate.

12.5	Voting of alternate

An alternate is entitled to a vote for each Director that the alternate represents in addition to any vote the alternate may have as a Director in the alternate’s own right.

12.6	Termination of appointment of alternate
(a)	A Director who appointed an alternate may terminate the appointment of the alternate at any time by notice in writing to the alternate, the Directors and the Company.

(b)	An alternate may terminate the alternate’s appointment at any time by notice in writing to the Directors and the Company.

(c)	A termination of appointment does not take effect until the Company has received notice of termination.
12.7	Cessation of appointment of alternate

An alternate ceases to be an alternate if the person who appointed that alternate ceases to be a Director.

13	Remuneration and reimbursement for expenses

13.1	Remuneration of Director

The Company may pay a Director any fee (or other remuneration) it determines by resolution for services performed as a Director.

13.2	Reimbursement of expenses

Directors and alternates are entitled to be reimbursed by the Company for reasonable costs and expenses incurred or to be incurred in connection with:
(a)	attendance at meetings of the Board or committees of the Board; and

(b)	the Company’s business.
14	Board and committee meetings

14.1	Convening meetings
(a)	In the ordinary course, the Secretary will convene Board meetings in accordance with the determination of the Board.

(b)	A Director may at any time convene a Board meeting or a meeting of any committee of the Board of which that Director is a member by notice to the other Directors.
14.2	Notice of meetings
(a)	Reasonable notice of each Board or committee meeting must be given to the Directors and each alternate entitled to receive notice (if any) and in the case of each committee meeting each member of the committee.

(b)	Each notice must state:
(i)	the date, time and place (or places) of the Board or committee meeting;

(ii)	the general nature of the business to be conducted at the Board or committee meeting; and

(iii)	any proposed resolutions.
14.3	Omission to give notice
No resolution passed at or proceedings at any Board or committee meeting will be invalid because of any unintentional omission or error in giving or not giving notice of:
(a)	that Board or committee meeting;

(b)	any change of place (or places) of that Board or committee meeting;

(c)	postponement of that Board or committee meeting; or

(d)	resumption of that adjourned Board or committee meeting.

14.4	Use of technology
(a)	A Board or committee meeting may be convened or held using any technology consented to by all Directors in the case of a Board meeting or all committee members in the case of a committee of the Board. The consent may be a standing one. A Director may only withdraw consent to the use of a particular technology within a reasonable time period before a Board or committee meeting.

(b)	If a number of Directors equal to the quorum is able to hear or to see and to hear each other Director contemporaneously using any technology consented to by all Directors, there is a meeting and that meeting is quorate. The rules relating to meetings of Directors apply to each such meeting as determined by the chair of the meeting.

(c)	A Director participating at a meeting using technology consented to by all Directors is treated as being present in person at the meeting.

(d)	A meeting using technology consented to by all Directors is to be taken to be held at the place determined by the chair of the meeting.
14.5	Quorum at meetings
(a)	A quorum at a Board meeting is at least two of the Directors present in person. A quorum for a committee meeting is at least two members of the committee at least two of whom must be Directors present in person. The quorum must be present at all times during the Board or committee meeting.

(b)	If there is only one Director, that sole Director must pass resolutions by recording each resolution in writing and signing the record of that resolution.
14.6	Chair of meetings
(a)	The Directors may elect a Director to chair their meetings. The Directors may determine the period for which the Director is to be the chair.

(b)	The Directors must elect a Director present to chair a meeting, or part of it, if:
(i)	a Director has not already been elected to chair the meeting; or

(ii)	a previously elected chair is not available or declines to act, for the meeting or part of the meeting.
14.7	Passing resolutions at meetings
(a)	A resolution of the Board or a committee of the Board must be passed by a majority of the votes cast by the Directors and committee members entitled to vote on the resolution.

(b)	Each Director and committee member present in person or by alternate is entitled to vote and has one vote.

14.8	Casting vote

If on any resolution an equal number of votes is cast for and against a resolution, the chair has a casting vote in addition to any vote cast by the chair as a Director.

14.9	Written resolutions

The Board or a committee of the Board may pass a resolution without a Board meeting or committee meeting being held if a majority of the Directors and committee members entitled to vote on the resolution sign a document containing a statement that they are in favour of the resolution set out in the document. For this purpose, signatures can be contained in more than one document, with each document to be identical to each other document.

14.10	Minutes of meetings
(a)	Within one month after each Board or committee meeting, the Directors must record or cause to be recorded in the minute books:
(i)	the proceedings and resolutions of each Board and committee meeting; and

(ii)	all resolutions passed without a Board or committee meeting.
(b)	The chair of the meeting, or the chair of the next Board or committee meeting, must sign the minutes within one month after the meeting.

(c)	The minute books must be kept at the registered office.
15	Director’s interests

15.1	Declaration of interest
(a)	Any Director who has a material personal interest in a contract or proposed contract of the Company, holds any office or owns any property such that the Director might have duties or interests which conflict or may conflict either directly or indirectly with the Director’s duties or interests as a Director, must give the Board notice of the interest at a Board meeting.

(b)	A notice of a material personal interest must set out:
(i)	the nature and extent of the interest; and

(ii)	the relation of the interest to the affairs of the Company.
(c)	The notice must be provided to the Board at a Board meeting as soon as practicable.
15.2	Voting by interested Directors

If a Director who has a material personal interest in a matter that is being considered at a Board meeting and has provided notice to the Board in accordance with this Constitution:
(a)	the Director may vote on the matter at a meeting;

(b)	any transactions that relate to the material personal interest may proceed;

(c)	the Director may retain benefits under the transaction even though the Director has a material personal interest; and

(d)	the Company cannot avoid the transaction merely because of the existence of the interest.
16	Appointment of Secretary
(a)	The Board may appoint a natural person to act as Secretary on the terms and for such a period as the Board may determine.

(b)	Any Secretary appointed may be removed at any time by the Board.
17	Seal
(a)	If the Company has a Seal the Directors must provide for the safe custody of the Seal (and any duplicate of it).

(b)	The Seal (and any duplicate of it) must not be used without the prior authority of the Board, and when used, the Seal must be used in accordance with any direction of the Board.

(c)	If a document is to be executed by the use of the Seal, the fixing of the Seal must be witnessed by two Directors or a Director and Secretary.
18	Financial records

18.1	Member’s access to financial records

The Board may determine whether and, if so, the extent to which and at what times and place and under what conditions any financial record or other records of the Company may be inspected by Members.

18.2	Directors’ access to financial records

Any Director may at any time access and inspect any financial record and any other record of the Company.

18.3	Access to financial records after ceasing to be a Director

The Board may determine that any person who is to cease or has ceased to be a Director may continue to have access to and inspect any financial record and any other record of the Company relating to the time during which the person was a Director.

19	Distributions

19.1	Payment of dividends

The Company must only pay dividends out of the profits of the Company available for distribution. A determination by the Board as to the amount of profits available for distribution is conclusive evidence of the amount so available.

19.2	Provisions and reserves
(a)	Subject to this Constitution, the Board may determine to set aside out of the profits of the Company, any provision or reserve as it determines.

(b)	The Board may appropriate to the Company’s profits any amount previously set aside as a provision or reserve.

(c)	Any amount set aside as a provision or reserve does not have to be kept separate from any other asset of the Company and such amount may be used as the Board determines.
19.3	Deduction from dividends

Without prejudice to the application of any other rule of this Constitution, the Board may deduct from any dividend payable to any Member any amount presently due but unpaid by that Member to the Company.

19.4	Unpaid Calls

Without prejudice to the application of any other rule of this Constitution, the Board may retain any dividend payable in respect of any security in respect of which there is any unpaid call.

19.5	Determination of dividend
(a)	Subject to the Corporations Act and this Constitution, the Board may determine that a dividend (whether interim, final or otherwise) is payable and fix:
(i)	the amount of the dividend;

(ii)	the time for payment; and

(iii)	the method of payment.
(b)	The Board will determine the method of payment of a dividend which may include the payment of cash, the issue of Shares, the grant of options or the distribution of assets.

(c)	Interest is not payable on a dividend.
19.6	Transfer of Assets
(a)	The Board may direct payment of the dividend wholly or partly by the distribution of specific assets (including fully paid Shares and fully paid debentures or any other security) to some or all of the Members. The Board may determine in respect of the payment of any dividend to allow

Members to elect to receive the amount of the dividend to which that Member is entitled in fully paid Shares instead of in cash.

(b)	To give effect to any direction the Board may do all things that it considers appropriate including:
(i)	fixing the value for distribution of any specific asset or any part of any such asset; or

(ii)	making a cash payment to any Member to adjust the value of distributions made to Members.
19.7	Record Date

The Board will determine the date (Record Date) which will be the date on which persons who are Members at midnight at the end of that date will be entitled to receive the dividend.

19.8	Entitlement to dividends

Subject to the terms on which the Shares are on issue, the Board may pay dividends as determined by it.

19.9	Capitalisation of profits
(a)	Subject to the Corporations Act, this Constitution and the terms of issue of Shares, the Board may determine to capitalise any amount available for distribution to Members by;
(i)	paying up any amount unpaid on any Share; and

(ii)	paying up in full unissued Shares to be issued to Members as fully paid.
(b)	Each Member is entitled to benefit from any such capitalisation on the same basis as that Member is entitled to dividends.

(c)	To give effect to any direction, the Board may do all things that is considers appropriate including:
(i)	disregarding any fractional Share entitlement to any Share;

(ii)	making a cash payment in respect of any fractional entitlement;

(iii)	fixing the value for distribution of any specific asset or any part of any such asset; or

(iv)	making a cash payment to any Member to adjust the value of distributions made to Members.
20	Notices

20.1	General

Any notice, statement or other communication under this Constitution must be in writing, except that any notice convening a Board meeting does not need to be in writing.

20.2	How to give a communication

In addition to any other way allowed by the Corporations Act, a notice or other communication may be given by being:
(a)	personally delivered;

(b)	left at the person’s current address as recorded in the Register of Members;

(c)	sent to the person’s address as recorded in the Register of Members by pre-paid ordinary mail or, if the address is outside Australia, by pre-paid airmail;

(d)	sent by fax to the person’s current fax number for notices; or

(e)	sent by email to the person’s current email address for notices.
20.3	Communications by post or electronic means

A communication sent by post is taken to be given three Business days after it is posted.

A communication sent by fax or other electronic means is taken to be given on the Business Day after it is sent.
21	Indemnity and insurance

21.1	Indemnity
(a)	To the extent permitted by the Corporations Act and subject to the Corporations Act, the Company will indemnify each officer, Director and Secretary or any person who has been an officer, Director or Secretary of the Company out of the assets of the Company against any liability, loss, damage, cost or expense incurred or to be incurred by the officer, Director or Secretary in or arising out of the conduct of any activity of the Company or in or arising out of the proper performance of the officer’s, Director’s or Secretary’s duties including any liability, loss, damage, cost, charge and expense incurred by that officer, Director or Secretary in defending any proceedings, whether civil or criminal, which relate to anything done or omitted to be done or alleged to have been done or omitted to be done by the officer, Director or Secretary, in which judgment is given in the officer’s, Director’s or Secretary’s favour or in which the officer, Director or Secretary is acquitted or in connection with any application in relation to any such proceedings in which relief is granted by the court to the officer, Director or Secretary.

(b)	This indemnity is not intended to indemnify any officer Director or Secretary in respect of any liability in respect of which the Company must not give an indemnity, and should be construed and, if necessary, read down accordingly.

21.2	Documenting indemnity

The Company may enter into an agreement containing an indemnity in favour of any officer Director or Secretary. The Board will determine the terms of the indemnity contained in the agreement.

21.3	Insurance
(a)	To the extent permitted by the Corporations Act and subject to the Corporations Act, the Company may pay any premium in respect of a contract of insurance for an officer, Director or Secretary or any person who has been an officer, Director or Secretary of the Company in respect of the liability suffered or incurred in or arising out of the conduct of any activity of the Company and the proper performance by the officer, Director or Secretary of any duty.

(b)	If the Board determines, the Company may execute a document containing rules under which the Company agrees to pay any premium in relation to such a contract of insurance.
22	Winding up

If the Company is wound up any property that remains after satisfaction of all debts and liabilities of the Company ,the payment of the costs, charges and expenses of winding up and any adjustment of the rights of the contributories among Members must be distributed among the Members in accordance with their respective rights.